Exhibit 10.4

                              CONSULTING AGREEMENT

This CONSULTING AGREEMENT is effective as of June 30, 2001 by and between DataWorld Solutions, Inc. ("DataWorld") and Lawrence Dobroff ("Consultant") with reference to the following facts:

WHEREAS, DataWorld is a Delaware corporation located in Farmingdale, New York; and,

WHEREAS, Consultant is a New York business consultant with extensive experience in working with both start up and small companies; and,

WHEREAS, DATAWORLD and consultant desire to enter into an Agreement providing for the services of Consultant for the benefit of DATAWORLD;

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound, it is mutually covenanted and agreed by and between the parties to the terms and conditions hereinafter set forth.

1. DUTIES. Consultant shall serve as independent contractor of DATAWORLD and shall be responsible for rendering services and advise to DATAWORLD on the following terms and conditions:

A. Consultant shall use his best efforts to render the accounting related services described in this paragraph and advice to DATAWORLD as reasonably needed, and, to do and perform all necessary or advisable services or acts to fulfill the duties and obligations required by the terms of this Agreement, subject at all times to the policies set by DATAWORLD's Board of Directors and to the consent of the Board when required by the terms of this Agreement. Such services will include, but will not necessarily be limited to:

          (i)  start-up and ongoing business advice;

         (ii) Advice re various non manufacturing disciplines, including but not limited to operational issues, human resources, office administration and risk management.

        (iii)  Business plan writing

B. Consultant shall, during the term of this Agreement, devote such time, attention, skill, and efforts to the performance of duties on behalf of DATAWORLD, provide such identified services for DATAWORLD to the extent the parties mutually agree is necessary under the circumstances. At no time will Consultant be asked to make policy for DataWorld or in any way be asked to act as an Officer of the Corporation in fact or otherwise.



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C. To the best of his ability and experience Consultant shall loyally and conscientiously perform all of the duties and obligations required of it either expressly or implicitly by the terms of this Agreement.

D. Consultant's performance of its duties hereunder shall at times be rendered to DATAWORLD's satisfaction and may be rendered at the offices maintained by Consultant or at any other location deemed suitable by Consultant and DATAWORLD.

2. TERM OF AGREEMENT. The term of this Agreement shall be for a period of one year beginning on the date of this Agreement is executed by the parties. This Agreement may be terminated earlier as herein provided. The parties agree that termination of the performance of duties by Consultant under this Agreement does not, under any circumstance, terminate any of the obligations of either party under this Agreement except the obligation of DATAWORLD to use the services of Consultant and the obligation of Consultant to provide such services. All other obligations under this Agreement shall be terminated and/or satisfied only as otherwise indicated herein.


3. RENEWAL. This Agreement shall be renewed for one succeeding term(s) unless either party gives written notice to the other prior to the expiration of the term of its intention not to renew this Agreement.

4.   COMPENSATION.

A. As compensation for the services to be performed hereunder, Consultant shall receive compensation, subject to the limitations and contingencies set forth in sub-paragraphs (vii) and (viii), as follows:

          (i) For the duties described in this Agreement at a rate of $65.00 per hour. Consultant agrees to defer any monthly fees in excess of $7,300 until DATAWORLD is either sold, obtains new financing of at least $500,000, or maintains a book bank balance of $100,000 for 30 consecutive days,

         (ii) For Consultant's attendance at meetings, Consultant will be paid a three hour minimum, or $195.00, unless the meeting time exceeds three hours, in which case, Consultant will be compensated for the total time spent in the meeting at a rate of $65 per hour,

        (iii) Consultant shall be reimbursed for travel and out of pocket expenses by DATAWORLD. Any expense that exceeds $25.00 must be pre-approved by DATAWORLD;

B. The aforesaid compensation shall begin on the deemed effective date of this Agreement.

5. ASSIGNMENT OF ALL BUSINESS OR INCOME. Services performed by Consultant for DATAWORLD and any revenues derived from same (as related specifically to DATWORLD) shall be considered the business and the income of DATAWORLD.


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6.   OBLIGATIONS OF DATAWORLD. DATAWORLD shall provide Consultant with the compensation indicated herein on a monthly basis, due and payable by no later than the 30th of the month following the month in which services have been provided. Remuneration can be made in a single payment or multiple payments as agreed to between the parties.

7.   INDEPENDENT CONTRACTOR. The parties agree that:

A. No relationship of employer and employee is intended or created by this Agreement. Consultant shall act as an independent contractor and shall have no claim under this Agreement or otherwise against DATAWORLD.

B. Dobroff, as an independent contractor, is responsible for the payment of all federal, state, local and employment taxes that may arise because of monies or other benefits that it receives from DATAWORLD under this Agreement.

8. TRADE SECRETS. The parties acknowledge and agree that, during the term of this Agreement, and, in the course of the discharge of its duties hereunder, Consultant shall have access to and become acquainted with information concerning the operation of DATAWORLD including, without limitation, financial, personnel, credit reports, customer names and addresses, economic data, sales and other information that is owned by DATAWORLD and regularly used in the operation of DATAWORLD's business, and, that such information shall be the exclusive property of DATAWORLD and constitutes DATAWORLDs trade secrets.

A. Consultant specifically agrees that it shall not misuse, misappropriate, or disclose any such trade secrets, directly or indirectly, to any person or use them in anyway, either during the term of this Agreement or at any time thereafter, except as is required in the course of its duties hereunder.

B. Consultant acknowledges and agrees that the sale or unauthorized use or disclosure of any of DATAWORLD's trade secrets, including information concerning DATAWORLD's current or any future and proposed work, services, or products, the facts that any such work, services, or products are planned, under consideration, or in production, as well as any descriptions thereof, constitute unfair competition.

C. Consultant further agrees that all files, records, documents, drawings, specifications, equipment, and similar items relating to DATAWORLD's business, whether prepared by DATAWORLD, Consultant or others, are and shall remain exclusively the property of DATAWORLD and that they shall be removed from the premises of DATAWORLD only with the express prior written consent of DATAWORLD's Board of Directors.


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D. On termination of this Agreement, Consultant shall not be entitled to keep or reproduce DATAWORLD's records, files, documents, drawings, specifications, equipment, and similar items related to any customer.

9.   TERMINATION OF CONTRACT. This Agreement may be terminated as follows:

A. On any specified agreed date, if DATAWORLD and Consultant shall mutually agree in writing to terminate this Agreement.

B. Upon expiration of the term of this Agreement, provided either party gives prior written notice to the other party of that party's decision not to renew this Agreement.

C. With the exception of Paragraph 1A(iv) which shall survive Consultant and become part of his estate, immediately after Consultant has been unable or unwilling to perform his obligations as described in Paragraph 1A (i) and (ii);

D. Immediately on the filing of a petition in bankruptcy by DATAWORLD.

E. Unless otherwise indicated by DATAWORLD, immediately upon the adoption by DATAWORLD of a plan to sell or change management of the business or terminate its business and liquidate its assets, or, if DATAWORLD is ordered to be liquidated pursuant to a judicial proceeding.

F. Unless otherwise indicated by DATAWORLD, immediately in the event of any merger or consolidation or transfer of assets. DATAWORLD's rights, benefits, and obligations hereunder may not be assigned to the surviving or resulting corporation.

G. Immediately if Consultant fails, refuses or neglects to perform faithfully the duties of the Agreement, or for any reason that is deemed to be for cause under New York law.

H. Immediately if DATAWORLD or Consultant commits an act of dishonesty, fraud, material misrepresentation, or serious moral turpitude.

10. OBLIGATIONS AFTER TERMINATION. In the event of termination of this Agreement, DATAWORLD shall be obligated only to pay for the compensation earned by Consultant prior to termination, specifically DATAWORLD must honor paragraph 4A(iv) even in the event of early termination. Consultant shall remain obligated to DATAWORLD to fulfill its remaining obligations under this Agreement notwithstanding the termination of this Agreement.

11. CORPORATION'S AUTHORITY. Consultant agrees to observe and comply with the rules and regulations of the Corporation, as adopted by the Board of Directors, respecting performance of duties and to carry out and perform orders, directions and policies stated by DATAWORLD from time to time either orally or in writing. Consultant understands that DATAWORLD shall have final authority over acceptance or refusal of any customer, over the prices to be charged any customer for goods or services sold and over all other matters relating to the business of DATAWORLD.

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12.  GOVERNMENTAL AUTHORITIES. The parties agree that, in connection with the services performed hereunder, they shall each comply with all laws, rules and regulations of all governmental authorities having jurisdiction over the matters relating to this Agreement.

13. HOLD HARMLESS. Each party shall conduct themselves at all times in accordance with the highest standards of professional conduct and responsibility and each hereby indemnifies and saves harmless the other from each and every and all losses, claims, demands, obligations, liabilities, indebtedness and causes of action of every kind, type, nature or description whatsoever, whether known or unknown, as if expressly set forth and described herein, which either party may incur, suffer, become liable for, or which may be asserted or claimed against the other party as a result of the acts, errors or omissions of the other party.

14. MISCELLANEOUS PROVISIONS. The parties agree that the following general provisions shall apply to this Agreement.

15. AGREEMENT TO PERFORM NECESSARY ACTS. Each party to this Agreement agrees to perform any further acts reasonably required under the terms of this Agreement and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

16. DURATION OF THIS AGREEMENT. Except as otherwise provided herein, the duration of this agreement shall be one year.

17. AUTHORITY AND EXECUTION. The execution and delivery of this Agreement by each party and performance of the transactions contemplated hereby by such party have been duly authorized on the part of such party, and the person(s) executing this Agreement on behalf of such party have full power and authority to execute the same.

18. ASSIGNMENT. No right or interest in this Agreement shall be assigned by either party without the written permission of the other party and no delegation of any obligation owed or of the performance of any obligation shall be made without the written permission of the parties. Any attempted assignment or delegation shall be wholly void and completely ineffective for all purposes unless made in conformity with this Agreement.

19. SUCCESSORS AND ASSIGNS. Except as provided in the preceding paragraph, this Agreement shall inure to the benefit of and be binding upon the parties hereof, and each of their successors and assigns.

20. ENTIRE AGREEMENT. This writing is intended by the parties as a final statement of their Agreement, is intended also as a complete and exclusive statement of the terms of this, the sole and only, Agreement between them, correctly sets forth their obligations to each other as of this date and contains all of the covenants and agreements between the parties with respect to those services. No course of prior dealings between the parties and no usage of the trade shall be relevant to supplement or explain any term used in this Agreement. Acceptance or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature of the performance and opportunity for objection. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

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21.  MODIFICATION. This Agreement or any of its terms cannot be modified, changed, altered, appealed, discharged or terminated except by an instrument in writing (referring specifically to this Agreement) executed by the party against whom enforcement of any such modification is sought.

22. AMENDMENTS. The provisions of this Agreement may be waived, altered, amended, repealed, or otherwise changed, in whole or in part, only on the written consent of all the parties to this agreement.

23. EFFECT OF WAIVER. Failure to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of the right or power for all or any other times. Except as otherwise provided herein, no claim of waiver, consent or acquiescence with respect to any provision of this Agreement shall be made against either party except on the basis of a written instrument executed by or on behalf of such party. Any party shall have the unilateral right by written instrument to waive any condition or extend the time for performance of any condition or act to be performed for its benefit or approval, and a waiver of any condition, right or remedy shall not be deemed a waiver of any other condition, right or remedy. The waiver by any party of the performance of any covenant, condition or promise shall not invalidate this Agreement nor shall it be considered a waiver by it of any other covenant, condition or promise. The exercise of any remedy provided in this Agreement shall not be a waiver of any consistent remedy provided by law, and the provision of this Agreement for any remedy shall not exclude other consistent remedies unless they are expressly executed. The waiver of any breach of this Agreement by either party shall not constitute a continuing waiver or a waiver of any subsequent breach either of the same provision or any other provision of this Agreement.

24. CONSTRUCTION This Agreement shall be constructed as a whole and in accordance with its plain meaning. The organization of this Agreement is for convenience only and shall not be used in construing the meaning of the provisions of this Agreement.


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25.  SEVERABLITY AND INVALIDITY. It is intended that each provision of this
     Agreement shall be viewed as separate and divisible. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

26. HEADINGS AND TITLES. The title headings of the respective sections and paragraphs of this Agreement are inserted for the convenience and ease of reference only and shall not be deemed to be part of this Agreement or do not define, limit, augment or describe the scope, content or intent of this Agreement or any part or parts of this Agreement.

27. DRAFTING PARTIES. Each party executing this Agreement aggress that it has fully participated in the drafting of this Agreement and that no party shall be deemed to be the drafting party of this Agreement.

28. GENDER. When the context in which the words are used in this Agreement indicates that such is the intent, the singular and plural number shall be deemed to include the other, and, the masculine, feminine and neuter genders shall be deemed to include the other.

29. GOVERNING LAW. This Agreement has been executed in the place indicated below and shall be construed in accordance with, and governed by, the laws of the New York.

30. ARBITRATION OF DISPUTES. Any controversy or claim between the parties arising out of or relating to this Agreement, or the breach thereof, or any claim hereunder, shall be settled by arbitration in the County of Nassau, State of New York, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered in any state or federal court having jurisdiction with the Rules of the American Arbitration Association and, insofar as may be feasible, the parties shall designate an experienced arbitrator (or arbitrators) who is knowledgeable of the type contemplated by this Agreement. The parties agree that as between them, this arbitration provision shall not preclude either party from seeking provisional judicial remedies to preserve the status quo.

31. REMEDY FOR BREACH. If either party breaches any provision of this Agreement, the other party shall be entitled, if it so elects, to institute and prosecute proceedings to obtain damages for breach of this Agreement or for any other legal or equitable relief to which it may be entitled at law. It is further agreed that any breach or evasion of any of the terms of this contract be either party hereto will result in immediate and irreparable performance, if appropriate, as well as to all other legal or equitable remedies to which such injured party may be entitled hereunder.


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32.  ATTORNEY'S FEES. If either party files any action or brings any proceedings against the other arising out of this Agreement, then the prevailing party shall be entitled to recover as an element of its costs of suit, and not as damages, reasonable attorney's fees to be fixed by court. The "prevailing party" shall be the party who is entitled to recover its cost of suit, whether or not suit proceeds to final judgment. A party not entitled to recover its costs shall not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to its costs or attorneys' fees.

33. COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed and fully effective as an original and all of which together shall constitutes one and the same instrument.

34. FACSIMILE TRANSMISSION. In the event that any person utilizes a "facsimile" transmission, including but not limited to signed documents, the parties agree to accept the same as if they bore original signatures. The parties hereby agree to provide the other parties, within seventy-two (72) hours of transmission, such facsimile transmitted documents bearing the original signature, if any.

35. NOTICE. All notices, request, demands, options and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if given personally, or by telephone, telegram, or electronic transmission to the President of the party to whom notice is being given, or, if served personally on the party to whom notice is to be given, or within seventy-two (72) hours after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and if properly addresses to the party, at its address set forth on the signature page of this Agreement or any other address that any party may designate by written notice to others.

     Notices to Consultant shall be given as follows:

          Mr. Lawrence Dobroff, 1 Fresno Drive, Plainview, New York 11803, or such other address as may be furnished by Consultant to DATAWORLD from time to time in writing.

     Notices to DATAWORLD shall be given as follows:

          Daniel McPhee, CEO, DataWorld Solutions, 920 Conklin Avenue, Farmingdale, NY 11735 or other such addresses as may be furnished to Consultant from time to time in writing.

36. TIME IS OF ESSENCE. Time is expressly declared to be the essence of this Contract.

37. COMPUTATION OF TIME. All periods of time referred to herein shall include all Saturdays and Sundays and State or National holidays, unless the period of time specifies business days. A business day is any day other than Sunday and State or National holidays. Notwithstanding the foregoing, however, if the date for the last date to perform any act or giving any notice with respect to this Agreement shall fall on a Saturday, Sunday or State or National holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday, or State or National holiday. The time to perform any act or give any notice shall twenty-four hours within each day unless expressly provided otherwise.

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38.  COSTS OF PERFORMANCE. Any party breaching this agreement shall bear and save the other party harmless from all costs and expenses required for securing any court orders, court decrees, court approvals, inheritance tax clearances, and estate tax clearances required to enable the non-breaching party to secure the required performance of the breaching party.

39. REPRESENATIONS AND WARRANTIES. Each party to this Agreement hereby represents and warrants to the other parties to this Agreement as follows:

A. Each party believes the matter set forth in the Recitals to be true and correct;

B. Each party has received independent legal advice from its attorneys with respect to the advisability of entering into this Agreement;

C. Each party has carefully read this Agreement and understands this Agreement;

D. No party has previously assigned, encumbered, or in any manner transferred all or any portion of any claim or right that may be covered by this Agreement;

E. No representation, warranty, or promise not expressly set forth in this Agreement has been made by any party to this Agreement or by its agents, representatives, or attorneys with respect to the subject matter of this Agreement and no party has entered into this Agreement on the basis of any such representation, warranty, or promise; and

F. This agreement is not intended to be, and shall not be deemed or construed to be, an admission of liability by any party for any purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of June 30,2001.


       Lawrence Dobroff, Consultant

       By:
          --------------------------

       DATAWORLD SOLUTIONS, Inc.

       By:
          --------------------------
          Daniel McPhee, CEO